Exhibit 99.1
HEARTWARE INTERNATIONAL, INC.
ANNUAL MEETING — 4 MAY 2010
Disclosure of Proxy Votes
In accordance with section 251AA of the Corporations Act 2001, the following information is provided to the Australian Securities Exchange in relation to resolutions passed by members of HeartWare International, Inc at its Annual Meeting held on 4 May 2010.

Proposal Number	Proposal No. 1	Proposal No. 2	Proposal No. 3	Proposal No. 4	Proposal No. 5	Proposal No. 6
Decided by a show of hands (S) or poll (P)	P	P	P	P	P	P
Total number of proxy votes exercisable by proxies validly appointed	10,011,942	10,011,942	9,907,392	9,907,392	9,907,392	9,907,392
Total number of proxy votes in respect of which the appointments specified that:
The proxy is to vote for the resolution	9,114,017	9,936,802	6,314,050	6,261,929	6,306,280	6,301,940
The proxy is to vote against the resolution	—	35,129	67,952	54,991	75,577	79,491
The proxy is to abstain /withhold on the resolution	11,228	40,011	21,873	86,955	22,018	22,443
The proxy is a non vote	886,697	—	886,697	886,697	886,697	886,697
Total votes cast on a poll in favour of the resolution	9,114,017	9,936,802	6,314,050	6,261,929	6,306,280	6,301,940
Total votes cast on a poll against the resolution	—	35,129	67,952	54,991	75,577	79,491
Total votes cast on a poll abstaining on the resolution	11,228	40,011	21,873	86,955	22,018	22,443
Total votes exercisable by proxies which were not cast	886,697	—	886,697	886,697	886,697	886,697
HeartWare International, Inc. | ARBN 132 897 762
Suite 101, 205 Newbury Street, Framingham MA 01701 | Ph: (508) 739 0950 | Fax: (508) 739 0948 | www.heartware.com

HEARTWARE INTERNATIONAL, INC.
ANNUAL MEETING — 4 MAY 2010
Disclosure of Proxy Votes (Continued)

Proposal Number	Proposal No. 7	Proposal No. 8	Proposal No. 9	Proposal No. 10	Proposal No. 11
Decided by a show of hands (S) or poll (P)	P	P	P	P	P
Total number of proxy votes exercisable by proxies validly appointed	9,907,392	9,907,392	9,907,392	9,907,392	9,907,392
Total number of proxy votes in respect of which the appointments specified that:
The proxy is to vote for the resolution	6,330,355	6,330,355	6,330,230	6,330,885	6,105,126
The proxy is to vote against the resolution	51,077	51,077	50,992	50,337	39,681
The proxy is to abstain /withhold on the resolution	22,443	22,443	22,443	22,443	88,241
The proxy is a non vote	886,697	886,697	886,907	886,907	1,057,524
Total votes cast on a poll in favour of the resolution	6,330,355	6,330,355	6,330,230	6,330,885	6,105,126
Total votes cast on a poll against the resolution	51,077	51,077	50,992	50,337	39,681
Total votes cast on a poll abstaining on the resolution	22,443	22,443	22,443	22,443	88,241
Total votes exercisable by proxies which were not cast	886,697	886,697	886,907	886,907	1,057,524

David McIntyre
Chief Financial Officer & Company Secretary